                                                                   EXHIBIT 10.02

                               WORKOUT AGREEMENT
                               -----------------

                                      of
                                      --

                         SILICON VALLEY RESEARCH, INC.
                         -----------------------------

     This Workout Agreement ("Agreement") is made between Silicon Valley Research, Inc. ("Debtor") and each of the creditors of the Debtor which executes a Consent in the form attached hereto as Exhibit A (individually, a Creditor and, collectively, the "Creditors").



                                   RECITALS
                                   --------

     A. As of November 1, 1998 ("Workout Date"), the Debtor is indebted to the holders of unsecured claims totaling approximately $340,000.

     B. The Debtor convened a meeting on November 19, 1998, to which all of its unsecured creditors were invited. At that meeting, the management of Debtor discussed the Debtor's financial condition and its future prospects. Subsequent to that meeting, the creditors formed a committee of creditors ("Committee") which is currently composed of the following Creditors:

          Creditor Name                      Representative
          -------------                      --------------

          Flying Beyond, Inc.                Greg Moyer

          Advanta Business Services Corp.    Todd Miller

     C. Thereafter, the Debtor met with the Committee and a plan for restructuring of the obligations of the Debtor was agreed upon between the Debtor and the Committee. This Agreement embodies such agreement. The Committee supports this Agreement and recommends that the creditors participate in the debt restructuring proposed by this Agreement.

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                                   Article I
                                   ---------

                    DESCRIPTION AND DETERMINATION OF CLAIMS
                    ---------------------------------------

     1.1  Claims Treated Under This Agreement. Except as otherwise provided
          -----------------------------------
herein, claims subject to this Agreement ("Unsecured Claims") shall include all unsecured claims against the Debtor which existed on the Workout Date. Unsecured Claims shall include (a) all unsecured claims arising under leases or executory contracts entered into prior to the Workout Date except to the extent of the reasonable value of the use of goods, services or space actually used or occupied by the Debtor after the Workout Date and (b) interest, late charges and other amounts accruing on or before the Workout Date. Unsecured Claims shall not include those claims described in Exhibit B hereto ("Schedule of Excluded Claims") or an amendment to such Schedule B which is delivered to the Committee by the Debtor on or before the Effective Date.

     1.2  Designation of Claim Amount by Creditor.  Upon execution of a Consent,
          ---------------------------------------
each Creditor shall state thereon the amount of its Unsecured Claim. Such Unsecured Claim shall not include any interest, late charges or similar amounts accruing after the Workout Date, all of which accruals shall be deemed waived by the execution of the Consent, except for those Creditors with previous stipulations and/or workout agreements which provide for treatment similar to Distribution Alternative 1 as set forth in Article 2.2(a) hereof. Further, with respect to such Creditors, the terms of any such previous stipulations and/or workout agreements shall remain in full force and effect not withstanding anything to the contrary set forth herein.

     1.3  Delivery of Consent. The Creditor shall deliver such Consent to CMA
          -------------------
at the address or facsimile number shown thereon. CMA shall note on each Consent the date it is received and shall immediately transmit a copy of such Consent to the Debtor.

     1.4  Notice of Dispute. Not later than the later of (a) the Effective Date
          -----------------
or (b) thirty days after receipt of the copy of each Consent from CMA, if the Debtor

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disputes all or any portion of the Unsecured Claim asserted by a Creditor in its
Consent, the Debtor shall transmit written notice to the Creditor stating the amount thereof that is disputed. Provided, however, the amount acknowledged and agreed to be due and owing from the Debtor to any Creditor under the terms of any previous stipulations and/or workout agreement shall be binding upon the Debtor and may not be disputed under this Agreement.

     1.5  Determination of Allowed Claim. If the Debtor gives timely notice of
          ------------------------------
dispute of an Unsecured Claim, the portion of such claim which the Debtor disputes shall be deemed a "Disputed Claim." Any Unsecured Claim, or portion thereof, which the Debtor does not timely dispute shall be deemed an Allowed Claim.

     1.6  Treatment of Disputed Claims.
          ----------------------------

          (a)  Resolution Through Arbitration. The allowability of each Disputed
               ------------------------------
Claim shall be determined by either (i) agreement between the Debtor and the Creditor or (ii) binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association upon demand submitted to the Association by either party. The award of the arbitrator in such proceeding shall be a declaration only of the amount of the Creditor's Allowed Claim under this Agreement and shall specify that it may be satisfied only in accordance with this Agreement. The allocation of the cost of such arbitration (including the fees, if any, of the arbitrator) shall be determined by the arbitrator in the award.

          (b)  Reserve for Disputed Claims. At the time when any distribution is
               ---------------------------
to be made to the holders of Allowed Claims, the Disbursing Agent shall withhold an amount equal to the distribution that would have been made on all Disputed Claims if they had been Allowed Claims at the time of the distribution. The Disbursing Agent shall hold such amount in an interest bearing, federally insured deposit account ("Claims Reserve") pending resolution of the Disputed Claim as provided herein.

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          (c)  Distributions on Disputed Claims. Not later than thirty days
               --------------------------------
after the Disbursing Agent receives written notice that the allowability of a Disputed Claim is resolved, the Disbursing Agent shall pay to the Creditor holding such claim, from the Claims Reserve, (a) the portion of the distributions that were withheld on account of the Disputed Claim to which the holder thereof is entitled as a result of resolution of the Disputed Claim and
(b) the interest accrued in the Claims Reserve on account of such portion. The portion of such distributions to which the holder is not entitled shall be returned to the Debtor.



                                  Article II
                                  ----------

                              TREATMENT OF CLAIMS
                              -------------------

     2.1  Acceptance of Agreement; Consideration. By execution of their
          --------------------------------------
Consents, the Creditors accept this Agreement and the treatments set forth herein. The treatment provided to Unsecured Claims in this Agreement shall supercede and replace all such Unsecured Claims, except those Creditors with previous stipulations and/or workout agreements which provide for treatment similar to Distribution Alternative 1 as set forth in Article 2.2(a) hereof. Further, with respect to such Creditors, the terms of any such previous stipulations and/or workout agreements shall remain in full force and effect not withstanding anything to the contrary set forth herein. The Creditors accept this Agreement for valuable consideration, receipt of which is hereby acknowledged; such consideration includes the promises of the Debtor herein and the powers granted to the Committee.

     2.2  Distribution Alternatives.
          -------------------------

          (a) All Creditors holding Allowed Claims shall be entitled to elect ("Alternative 1") to receive on account of such claims cash payments totaling 15% of such claims in the manner set forth in
               Article 3.1 hereof

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               in exchange for a one-year stay on the remaining balance. The 15%
               payment will decrease the indebtedness and interest will accrue at the rate of 10% on the remaining balance. The Creditor will agree to suspend any and all collection activities for one year.

          (b) All Creditors holding Allowed Claims shall be entitled to elect ("Alternative 2") to receive on account of such claims cash payments totaling 30% of such claims in the manner set forth in
               Article 3.1 hereof and the Creditor will forgive the remaining balance. The Debtor will receive a complete release from the Creditor.


                                  Article III
                                  -----------

                                 DISTRIBUTIONS
                                 -------------

     3.1  Distributions to Creditors. Upon receipt of all consents and
          --------------------------
verification by the Debtor and the Committee, the Disbursing Agent shall make distributions to the Creditors based upon the distribution election chosen on the consent.

     3.2  Return of Excess Funds.  After all claims are satisfied in full, the
          ----------------------
Disbursing Agent shall return to the Debtor all funds remaining in the Claims Reserve.


                                  Article IV
                                  ----------

                                EFFECTIVE DATE
                                --------------

     4.1  Acceptance of Creditors. This Agreement shall become effective only
          -----------------------
if it is accepted by the holders of 95% or more in dollar amount of Unsecured Claims or by such lower percentage to which the Debtor agrees. In determining such percentage, Unsecured Claims held by creditors who do not submit Consents shall be deemed to be in the amounts shown in the Debtor's books and records.

                                       5
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     4.2  Definition of Effective Date. The "Effective Date" of this Agreement
          ----------------------------
shall be the day on which the Disbursing Agent certifies that the required percentage of acceptances has been received in accordance with Article 4.1 hereof.


                                   Article V
                                   ---------

                                   COVENANTS
                                   ---------

     5.1  Affirmative Covenants. Until the obligations of the Debtor under the
          ---------------------
claims are satisfied in full, unless the Committee agrees otherwise, the Debtor shall:

          (a)  Continuation of Relationships.  Continue to conduct business with
               -----------------------------
Creditors to the extent that the prices, service, product availability, and quality of performance by such Creditors are comparable to those available to the Debtor generally and to the extent this covenant is not prohibited by antitrust or other applicable law, governmental regulations, or requirements of customers of the Debtor.

          (b)  Maintenance of Books and Records. Maintain its books and records
               --------------------------------
according to generally accepted accounting principles applied on a consistent basis.

          (c)  Payment of Taxes. Promptly pay all taxes, fees, levies and
               ----------------
charges due and payable to any public authority as they accrue, except to the extent such nonpayment is due to a bona fide dispute as to liability therefor.

     5.2  Negative Covenants. Until the obligations of the Debtor under the
          ------------------
claims are satisfied in full, unless the Committee agrees otherwise, the Debtor shall not:

          (a)  Payments Outside Agreement.  Make any payment on any Unsecured
               --------------------------
Claim other than according to the treatments set forth in this Agreement.

          (b)  Distributions To Shareholders.  Declare or pay any dividend or
               -----------------------------
make any distribution in cash or in kind with respect to any of its capital stock or take any action to authorize any such dividend or distribution.

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          (c)  Redemption of Stock.  Purchase, redeem, retire or otherwise
               -------------------
acquire for value any of its capital stock.

          (d)  Loans to Others.  Make any loan in any amount to any person or
               ---------------
entity other than travel, expense and/or similar advances made in the ordinary course of business to existing or prospective employees.

          (e)  Guaranties.  Become obligated as a surety or guarantor on behalf
               ----------
of any other person or entity except in the ordinary course of business.

     5.3  Confidentiality of Information.  The Committee acknowledges that
          ------------------------------
substantial portions of the information provided to it may be confidential information of the Debtor, and the Committee shall safeguard the confidentiality of all information designated by the Debtor as confidential and shall not, without the prior written consent of the Debtor, disclose any information so designated to any third party other than its attorneys.


                                  Article VI
                                  ----------

                             DEFAULT AND REMEDIES
                             --------------------

     6.1  Events of Default. It shall be an "Event of Default" hereunder if (a)
          -----------------
the Debtor fails to make any payment required hereby within ten days after the due date thereof; (b) the Debtor fails to perform any other of its obligations hereunder; or (c) the Debtor fails to make any payment and/or fails to perform any other obligation under the terms of any previous stipulation and/or workout agreement with any Creditor.

     6.2  Remedies on Default.  Upon the occurrence of an Event of Default and
          -------------------
so long as such Event of Default is continuing, the Committee may, at its election, give notice of such default to the Debtor. The notice shall specify the Event(s) of Default on which such notice is based. If such Event of Default is a failure to make any payment required hereby, the Debtor shall have not more than ten (10) days after giving of such notice to cure such Event of Default. If such Event of Default is due to a failure to

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perform any other of its obligations hereunder, the Debtor shall have not more than thirty (30) days to cure such Event of Default. If the Debtor fails to cure such Event of Default within the foregoing periods, the Committee may declare the entire balance of claims immediately due and payable and exercise all remedies available to it and the Creditors hereunder and applicable law. In such event, (a) Creditors may individually pursue their rights and remedies pursuant to applicable law, and (b) no further notices need be given to the Debtor other than such notices as are required by applicable law. Provided, further, upon the occurance of an Event of Default under any previous stipulation and/or workout agreement, the Creditor may immediately pursue any and all remedies available under such previous stipulation, workout agreement and/or under applicable law.


                                  Article VII
                                  -----------

                        COMMITTEE AND DISBURSING AGENT
                        ------------------------------

     7.1  Authority of the Committee. The Committee shall continue to
          --------------------------
represent all Creditors. The Creditors authorize the Committee to act for them, directly and agents, in all matters related to this Agreement, including the modification of any terms, conditions, or covenants hereof or thereof. Creditors shall be bound by all decisions made and actions taken or directed by the Committee, and neither the Committee nor any of its members shall be liable to any Creditor for any action taken or not taken by it or them in good faith.

     7.2  Resignation and Replacement of Committee Members. In the event that
          ------------------------------------------------
one or more members of the Committee shall resign or otherwise become unable to serve, the remaining members may select replacements from those Creditors willing to serve. In addition, the Committee may authorize the addition of Creditors to the Committee and elect the representative of any Creditor serving on the Committee to

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serve as the Chair of the Committee. The Debtor shall be given prompt notice of any changes in the composition of the Committee.

     7.3  Expenses of the Committee. The Debtor shall pay all reasonable
          -------------------------
expenses incurred by the Committee and the Disbursing Agent in the performance of their duties under this Agreement, including reasonable attorney fees, upon presentation of appropriate evidence thereof. The Debtor shall not, however, be required to pay any fee to a member of the Committee for service on the Committee.

     7.4  Procedure for Committee Action. Any decision of the Committee to take
          ------------------------------
any action or give any consent shall be made by majority vote of the members of the Committee. Such action or consent shall be effectively communicated to the Debtor or any third party if communicated in a writing signed by the members of the Committee, and the Debtor shall be entitled to rely on any communication from the members of the Committee.

     7.5  Appointment of Disbursing Agent. CMA shall be the disbursing agent
          -------------------------------
("Disbursing Agent") under this Agreement and shall continue to serve in such capacity until completion of its duties under this Agreement or until CMA resigns or is removed. If CMA ceases to serve as Disbursing Agent, the Committee shall have the authority to appoint a replacement Disbursing Agent.

     7.6  Duties of Disbursing Agent. The Disbursing Agent shall make the
          --------------------------
distributions required under this Agreement and shall perform all duties incident thereto that the Disbursing Agent is instructed to perform by the Committee including, but not limited to, maintenance of the Claims Reserve and records identifying claims and the names and addresses of Creditors. The Disbursing Agent shall keep the Claims Reserve as a segregated account. As to all matters relating to the performance of its duties hereunder, the Disbursing Agent shall be acting as agent for the Creditors. The Disbursing Agent shall be entitled to rely on instructions received from the Committee, except that determination of the amounts of Allowed Claims shall be made in accordance with Article 1.5 hereof. The duties of the Disbursing Agent shall be ministerial only, and neither the Disbursing Agent nor any of its officers, directors or agents shall be liable to any Creditor for any action taken or not taken by it or them in good faith.

     7.7  Fees and Expenses of the Disbursing Agent. As compensation for its
          -----------------------------------------
services, the Disbursing Agent shall receive a fee of 5% of the first $100,000 distributed and 3% of distributions of the next $100,000 to $1 million, or a minimum fee of $5,000, whichever is greater. The fee is due and payable at the time the funds are distributed to unsecured creditors. In addition, the Debtor shall reimburse the Disbursing Agent, when requested by the Disbursing Agent, for its reasonable expenses of performing its services, including but not limited to reimbursement for postage, photocopy, telephone, facsimile, and travel expenses.


                                 Article VIII
                                 ------------

                              GENERAL PROVISIONS
                              ------------------

     8.1  Governing Law. This Agreement and all controversies relating to the
          -------------
subject matter hereof shall be governed by and determined in accordance with the laws of the State of California without application of any conflict of laws rules or principles that would refer such controversy to the law of any other jurisdiction.

     8.2 All notices, requests, or other communications required or permitted under this Agreement shall be effective only if in writing and delivered personally, by overnight courier, or by facsimile transmission, addressed as follows:

     If to the Debtor, to:

          Silicon Valley Research, Inc.
          6360 San Ignacio Avenue
          San Jose, CA 95119
          Attn: Mr. James Benouis, President and Chief
          Executive Officer
          Facsimile: 408-361-0330

        With a copy to:

          Brooks & Raub, A Professional Corporation
          721 Colorado Avenue, Suite 101
          Palo Alto, California 94303-3913
          Attn: Lincoln Brooks, Esq.
          Facsimile: (650) 321-1450

     If to the Committee, to:

          Advanta Business Services Corp.
          1020 Laurel Oak Road
          Voorhees, NJ 08043
          Attn: Todd Miller
          Facsimile: (609) 770-0738

          Flying Beyond, Inc.
          60 N. Keeble Avenue
          San Jose, CA 95126
          Facsimile: (408) 777-8508

     If to CMA, to:

          Credit Managers Association
            of California
          2557 Merced Street
          San Leandro, California 94577
          Attn: Mr. Chuck Brooks
          Facsimile: (510) 346-6020

     Notices to particular Creditors shall be addressed and delivered to the addresses or facsimile numbers shown on their Consents. Each party may change its address or facsimile notice by giving notice of such change in the manner specified in this section. Notice shall be deemed effectively given at the time it is received if given by personal delivery or overnight courier or at the time shown on the transmittal confirmation of the sender's facsimile machine if given by facsimile transmission.

     8.3  Counterparts. This Agreement, when executed by the Debtor and the
          ------------
Committee, and the Consents, when executed by Creditors, shall constitute a single agreement.

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     8.4  Captions. The captions used in this Agreement are for the convenience
          --------
of the parties, and shall not be utilized to construe or interpret the provisions of this Agreement.

     8.5  Entire Agreement. Except as otherwise provided herein, this Agreement
          ----------------
and the Consents shall constitute the entire agreement of the Debtor, the Creditors and the Committee, and supersede and replace all prior and contemporaneous agreements, documents, or understandings, whether written or oral. All such prior and contemporaneous oral agreements and understandings shall have no legal effect. Notwithstanding anything herein to the contrary, all of the terms, conditions and covenants set forth in any previous stipulation and/or workout agreement by and between the Debtor and any Creditor shall remain in full force and effect. Any such previous stipulation and/or workout agreement shall be fully enforceable in accordance with its terms and, in the event of any conflict between the terms of this Agreement and the terms of any such previous stipulation and/or workout agreement, the terms of such previous stipulation and/or workout agreement shall prevail.

     IN WITNESS WHEREOF, the Debtor and the Committee have executed this Agreement as of the date written below and each Creditor shall be deemed to have executed this Agreement by execution of a Consent.

     Dated:  ________________           SILICON VALLEY RESEARCH, INC.


                                        By:  ___________________________________
                                             James O. Benouis, President and CEO

Committee of Creditors of
SILICON VALLEY RESEARCH, INC.


By:  _______________________________
     Todd Miller, Advanta Business
     Services


By:  _______________________________
     Greg Moyer, Flying Beyond, Inc.

                                   Exhibit A

                         SILICON VALLEY RESEARCH, INC.
                         -----------------------------
                               WORKOUT AGREEMENT
                               -----------------
                                    CONSENT
                                    -------

     The undersigned Creditor ("Creditor") hereby accepts all of the terms and conditions of the Workout Agreement of Silicon Valley Research, Inc. ("Debtor"), dated ________, 1999 ("Workout Agreement"). I certify that I have read the Workout Agreement and understand all of its terms, including the provisions that
(a) the cash and other benefits I receive will be in full satisfaction of my Unsecured Claim (as defined in the Workout Agreement) and (b) the Committee is authorized to act on my behalf in connection with all matters related to my Unsecured Claim, including the modification of the terms of the Workout Agreement.

     I further certify that, as of November 1, 1998, the amount of my Unsecured Claim is $__________. [I certify that this amount does not include any interest, late charges, attorney fees, or the like which was incurred after November 1, 1998, except for those Creditors with previous workout agreements electing Distribution Alternative 1.]

--------------------------------------------------------------------------------

Legal Name of Creditor.....................     _______________________________
Signature of Creditor or Authorized
Representative.............................     _______________________________

Printed or Typed Name of Person Signing....     _______________________________

Title of Person Signing....................     _______________________________

Address of Creditor........................     _______________________________

                                                _______________________________

Telephone Number...........................     _______________________________

Facsimile Number...........................     _______________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Alternative 1:
I hereby make the distribution election under Article 2.2(a) to receive on account of my Allowed Claim cash payments totaling 15% of such claim in the manner set forth in Article 3.1 hereof in exchange for a one-year stay on the remaining balance. The 15% payment will decrease the indebtedness and interest will accrue at the rate of 10% on the remaining balance. The Creditor will suspend any and all collection activities for one year.

                                                  Initials [____]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Alternative 2:
I hereby make the distribution election under Article 2.2(b) to receive on account of my Allowed Claims cash payments totaling 30% of such claims in the manner set forth in Article 3.1 hereof and the Creditor will forgive the remaining balance. The Debtor will receive a complete release from the Creditor.

                                                  Initials [____]
--------------------------------------------------------------------------------

PLEASE SIGN AND RETURN TO:    CREDIT MANAGERS ASSOCIATION OF CALIFORNIA
                              2557 Merced Street
                              San Leandro, CA 94577
                              Attention: Mr. Chuck Brooks
                              (510) 346-6020

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                                   Exhibit B

                        SILICON VALLEY RESEARCH, INC..
                        ------------------------------

                               WORKOUT AGREEMENT
                               -----------------

                          Schedule of Excluded Claims
                          ---------------------------

     The claims of the following persons and entities shall not be included in the Unsecured Claims subject to this workout agreement, notwithstanding their existence on the Workout Date:

1. Accrued salaries, wages, vacation pay, and similar benefits payable to employees employed by the Debtor on the date of the Workout Agreement, and all employment taxes relating thereto.

2. Insurance premiums and other amounts payable with respect to the Debtor's life and health insurance policies which are in force on the Effective Date.

3. Accrued utility charges for gas, electricity, telephone, waste disposal, and other similar services.

4. Reimbursement of out-of-pocket expenses incurred by employees and directors.

5.   Personal property tax claims

                                       14